Exhibit 99.1

Press Release

Contact:	Matthew M. Partridge

      Senior Vice President and Chief Financial Officer

      (386) 944-5643

      mpartridge@ctoreit.com

FOR IMMEDIATE RELEASE	CTO REALTY GROWTH COMPLETES MERGER IN CONNECTION WITH REIT CONVERSION AND UPLISTS TO THE NYSE

DAYTONA BEACH, FL – February 1, 2021 – CTO Realty Growth, Inc. (“CTO”) today announced the completion of the merger of CTO with and into CTO NEWCO REIT, Inc., a wholly owned subsidiary of CTO (the “Merger”). The Merger was undertaken in connection with CTO’s previously announced plan for CTO to elect to be subject to tax as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2020.

As a result of the Merger, existing shares of CTO common stock were automatically converted, on a one-for-one basis, into shares of common stock of the surviving entity (the “Company”). The Company is a corporation organized in the state of Maryland and has been renamed “CTO Realty Growth, Inc.” The Company’s charter includes certain standard REIT provisions, including ownership limitations and transfer restrictions applicable to the Company’s capital stock.

In connection with the REIT conversion and the Merger, CTO applied to list the Company’s common stock on the New York Stock Exchange (the “NYSE”) under CTO’s current ticker symbol, “CTO.” This application has been approved, and the Company’s common stock is expected to begin trading on the NYSE on February 1, 2021 under the ticker symbol “CTO.”

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded diversified real estate investment trust that owns and operates a diversified portfolio of income properties comprising approximately 2.4 million square feet in in the United States. CTO also owns an approximate 23.5% interest in Alpine Income Property Trust, Inc., a publicly traded net lease real estate investment trust (NYSE: PINE).

Forward-Looking Statements

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: (1) the Company’s ability to remain qualified as a REIT; (2) the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; (3) general adverse economic and real estate conditions; (4) the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of the novel coronavirus, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; (5) the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; (6) the loss or failure, or decline in the business or assets of PINE or the entity that holds undeveloped land in Daytona Beach, Florida, in which the Company owns a retained interest; (6) the completion of 1031 exchange transactions; (7) the availability of investment properties that meet the Company’s investment goals and criteria; (8) the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in the Company’s Definitive Proxy Statement on Schedule 14A dated October 19, 2020, each as filed with the Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.